Exhibit 10.4(d)

                RESOLUTIONS DELEGATING CERTAIN AUTHORITY TO AMEND
                      THE AIR PRODUCTS AND CHEMICALS, INC.
            PENSION PLAN FOR SALARIED EMPLOYEES, THE PENSION PLAN FOR
         HOURLY RATED EMPLOYEES OF AIR PRODUCTS AND CHEMICALS, INC. (THE
                                    "PLANS")


     WHEREAS, it has been recommended to the Management Development and Compensation Committee (the "Committee") that the Employee Benefit Plans Committee constituted by the Board of Directors be authorized from time to time to amend each Plan to provide for waiver of all or certain of the conditions required to be eligible for the early retirement subsidy under the Plans and the Supplementary Pension Plan of Air Products and Chemicals, Inc. (the "Supplementary Plan"), which is applicable if a Participant Separates from Service during the calendar month preceding his or her Early Retirement Date, as such capitalized terms are defined in, and as such subsidy is currently set forth in Section 3.2 of the Plans, without affecting the earliest date as of which any Participant's Annuity Starting Date as defined in the Plan may occur;

     NOW, THEREFORE, BE IT RESOLVED, that the foregoing authority to amend the Plan(s) to waive conditions to the early retirement subsidy under each of the Plan(s) (and under the Supplementary Plan) be, and hereby is, authorized and approved, such authority to be exercised by the Employee Benefit Plans Committee by its approval of amendment(s) to the Plan(s) to be effective (a) as of the date(s), (b) for such time period(s), (c) as to such groups of Participants, and/or (d) under such circumstances including without limitation a Participant's having achieved such age and/or service as of his or her Separation from Service, and/or having Separated from Service as a result of or in connection with any workforce reduction or reengineering or other reorganization of any portion of the Company or its business (or of an affiliated company which is a Participating Employer under the Plan(s) or of its business) in connection with the BOC integration, as the Employee Benefit Plans Committee shall in its discretion determine to be appropriate and consistent with the business needs of the Company and the purposes of the respective Plan and, upon advice of counsel to the Company, to be in compliance with applicable law and as required by the Internal Revenue Service for the continuing qualification of the Plan(s) and the trust funds established therefor; and

     RESOLVED FURTHER, that the proper officers of the Company be, and they each hereby are, authorized and empowered, in the name and on behalf of the Company, to make, execute and


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deliver such instruments, documents and certificates and to do and perform such other acts and things as may be necessary or appropriate to accomplish the amendment(s) of the Plan(s) from time to time, as aforesaid, and to carry out the intent and accomplish the purpose of these resolutions, including, without limitation, making such amendment(s) and other revisions in the respective Plans and the Supplementary Plan and the texts thereof as may be required, in their discretion and upon advice of counsel to the Company, to effect the foregoing amendment(s) and for compliance with applicable law or by the Internal Revenue Service for the continuing qualification of the Plan(s) or the trust funds established therefor.


                                            APCI MANAGEMENT DEVELOPMENT
                                            AND COMPENSATION COMMITTEE

                                            26 January 2000